Exhibit 99.1

Apollo Investment Corporation Initiates Chief Financial Officer Search

NEW YORK, NY, April 2, 2012 —Apollo Investment Corporation (NASDAQ: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announced that it has initiated a search for a new combined Chief Financial Officer (CFO) and Treasurer. Mark Harris, who had been appointed to this position in an announcement issued on February 15, 2012, has subsequently notified the Company that he will be unable to join Apollo Investment in a timeframe consistent with our mutually agreed upon start date due to exigent circumstances at his current employer. Due to our desire to fill this position promptly, the Company has initiated a search for a CFO and Treasurer, and Gene Donnelly, Apollo Global Management, LLC’s CFO, will continue to serve as interim CFO and Treasurer for the Company until the search is completed.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company provides private debt market solutions to middle market companies in the form of senior secured, mezzanine and asset based loans and may also acquire equity interests. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor. For more information about Apollo, please visit http://www.apolloic.com.

Contact Information

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

212-822-0625

ebesen@apolloic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

SOURCE: Apollo Investment Corporation